Exhibit 99.1

Piedmont Recommends Rejection of Mini-Tender Offer by REITCO LLC

Atlanta - March 2, 2010 - Piedmont Office Realty Trust, Inc. (“Piedmont”) has been notified of an unsolicited “mini-tender offer” by REITCO LLC (“Reitco”) to purchase “share packages” of shares of common stock of Piedmont, each consisting of one share of Class A, Class B-1, Class B-2 and Class B-3 common stock of Piedmont, at a price of $40.75 per “share package” (effectively $10.1875 per share). Piedmont is not in any way affiliated with Reitco and believes this offer is not in the best interests of its stockholders. The Board of Directors of Piedmont has carefully evaluated the terms of Reitco’s offer and unanimously recommends that stockholders reject Reitco’s offer and not tender their shares.

Mini-tender offers are usually made for less than 5% of a company’s stock and typically do not offer the investors the same information and protections as are required of larger tender offers. The Securities and Exchange Commission (“SEC”) has issued “Investor Tips” on mini-tender offers, which are available at www.sec.gov/investor/pubs/minitend.htm. Piedmont also encourages financial advisors and broker dealers as well as other market participants to review the SEC’s and the New York Stock Exchange’s (“NYSE’s”) recommendations on the dissemination of mini-tender offers. These recommendations are available at www.sec.gov/divisions/marketreg/minitenders/sia072401.htm and in the Information Memo Number 01-27, issued by the NYSE on Sept. 28, 2001, which can be found under the “Regulation — NYSE — Rules & Interpretations — Information Memos” tab at www.nyse.com.

Some of the reasons why Piedmont believes the offer is not in the best interests of its stockholders are as follows:

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the Board of Directors believes that, based in part on the $17.00 per share closing price of Piedmont’s Class A common stock on the New York Stock Exchange (the “NYSE”) on March 1, 2010, the value of each share of the Company’s common stock is significantly in excess of the effective $10.1875 per share offer price;

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the Board of Directors believes that the offer may be confusing to stockholders because the offer price of $40.75 per “share package” may appear to stockholders to be an offer at a per share price in excess of the trading price of Piedmont’s Class A common stock, when in fact, the effective per-share offer price of $10.1875 per share is significantly below the current trading price of Piedmont’s Class A common stock on the NYSE; and

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the Board of Directors believes that, given the timing of the offer and the offer price, the offer represents an opportunistic attempt to purchase at a price that is significantly less than Piedmont’s current stock price and, as a result, deprive stockholders who tender shares in the offer of the potential opportunity to realize the full long-term value of their investment in Piedmont.

On February 10, 2010, Piedmont’s Class A common stock began trading on the NYSE. Subject to the provisions of Piedmont’s charter, shares of Piedmont’s Class B-1, B-2 and B-3 common stock will convert automatically into shares of Piedmont’s Class A common stock on a one-for-one basis on August 9, 2010, November 7, 2010 and January 30, 2011, respectively. Piedmont expects that, upon conversion, the shares will become tradable on the NYSE.

Stockholders with questions about this tender offer or other matters should contact an investor services representative at 800-557-4830 or via e-mail at investor.services@PiedmontReit.com.

Disclosures

This press release may contain forward-looking statements about Piedmont. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” or other similar words. Readers of this press release should be aware that there are various factors, many of which are beyond the control of Piedmont, that could cause actual results to differ materially from any forward-looking statements made in this press release, which include changes in general economic conditions, changes in real estate conditions, the potential need to fund capital expenditures out of operating cash flow, and lack of availability of financing or capital proceeds. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this correspondence. Piedmont does not make any representations or warranties (expressed or implied) about the accuracy of any such forward-looking statements.